DO NOT DESTROY THIS NOTE: When paid, this note with Deed of Trust securing same, must be surrendered to Trustee for cancellation before reconveyance will be made

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NOTE SECURED BY DEED OF TRUST

$175,000 **Date: April 22nd, 2024**

Los Angeles, California,

At the times stated, for value received, **Mopane Investments, LLC, a Wyoming Limited Liability Company** ("Maker") promise(s) to pay to **Belladonna Lily Investments, Inc, a Wyoming Corporation** ("Payee") or order, at **1621 Central Avenue, Cheyenne, WY 82001,** the sum of **One Hundred Seventy Five Thousand Dollars 00/100 ($175,000.00)** with interest only from **April 22nd, 2024** on unpaid principal at the rate of **6.00** per cent per annum. Interest only payable in monthly installments of **Eight Hundred Seventy Five Dollars AND 00/100 ($875.00)** or more on the **1st** day of each month, beginning on the **1st** day of **May, 2024** and continuing until the **31st** day of **March 2029** at which time the entire principal balance together with interest due thereon, shall become due and payable.

This loan is secured by a Deed of Trust recorded against 4700 S. Budlong Ave, Los Angeles, CA 90037 (APN: 5041-024-034)

Principal and interest payable in lawful money of the United States. If action be instituted on this note, We promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a Deed of Trust to North American Title Company, a California corporation, as TRUSTEE.

Added $175,000 Nov 5, 2024
Paid w/ refi $150,500 Nov 21, 2024
New Loan Bal: $199,500
New Interest pmt from 1/1/2025 $997.50

Mopane Investments, LLC, a Wyoming Limited Liability Company (Borrower)

David Behrend, Manager

Nov 2024 Interest Calculation

Interest	5 days	$145.83	($175,000)
Interest	16 days	$933.33	($350,000)
Interest	9 days	$295.15	($199,500)
		$1,374.31	
Interest Paid on Refi		($996.60)	
		$377.71	Paid Dec 1, 2024

X DB 11/22/2024
X 11-25-24

Belladonna Lily Investments, Inc. (Lender)

Jonathan Barrett, President

EXHIBIT "A"

1. "Should the trustor or his successors in interest, without the consent in writing of the beneficiary, sell, transfer of convey or permit to be sold, transferred or conveyed, his interest in the property, or any part thereof, then the beneficiary may, at his option, declare all sums secured hereby immediately due and payable."

2. "This Note is subject to Section 2966 of the Civil Code, which provides that the holder of this Note shall give written notice to the Trustor, or his successor in interest, of prescribed information at least ninety days and not more than one hundred and fifty days before any balloon payment is due." Notice is deemed given by payee to maker to pay loan by March 31st, 2029.

3. No prepay penalty

4. Late fee of 5% of monthly payment if paid 11 days or more after payment date.